Exhibit 99.1


                             Joint Filer Information
                             -----------------------


Name of Joint Filer:                               Abigail S. Wexner

Address of Joint Filer:                            c/o Limited Brands, Inc.
                                                   Three Limited Parkway
                                                   Columbus, OH  43216

Relationship of Joint Filer to Issuer:             Director

Issuer Name and Ticker or Trading Symbol:          Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):                   3/31/2005

Designated Filer:                                  Leslie H. Wexner



SIGNATURE:

Abigail S. Wexner
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Abigail S. Wexner


April 4, 2005
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Date